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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Bio-Imaging Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721

To Our Stockholders:

        You are most cordially invited to attend the 2002 Annual Meeting of Stockholders of Bio-Imaging Technologies, Inc. at 9:00 A.M., local time, on Wednesday, February 27, 2002, at the Company's principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

        It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

                    Sincerely,

                    Mark L. Weinstein
                     President and Chief Executive Officer

BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 27, 2002

        The Annual Meeting of Stockholders (the "Meeting") of Bio-Imaging Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania, on Wednesday, February 27, 2002, at 9:00 A.M., local time, for the following purposes:

(1)
To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)
To adopt the Company's 2002 Stock Incentive Plan;

(3)
To ratify the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 2002; and

(4)
To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

        Holders of Common Stock, $0.00025 par value, of record at the close of business on January 11, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania for a period of 10 days prior to the Meeting and will be available for examination at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                    By Order of the Board of Directors

                    William J. Thomas
                     Secretary

Newtown, Pennsylvania
January 28, 2002

The Company's 2001 Annual Report accompanies this Proxy Statement.

BIO-IMAGING TECHNOLOGIES, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bio-Imaging Technologies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, February 27, 2002 (the "Meeting"), at the Company's executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania, at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.00025 par value ("Common Stock"), as of the close of business on January 11, 2002 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 8,278,141 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. The aggregate number of votes entitled to be cast at the Meeting is 8,278,141.

        If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted: (i) FOR the election of the eight nominees named below as Directors; (ii) FOR the proposal to adopt the Company's 2002 Stock Incentive Plan (the "2002 Plan"); (iii) FOR the ratification of the appointment of Arthur Andersen LLP, as independent auditors for the year ending December 31, 2002; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

        The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, all other actions proposed herein, other than the election of directors, may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Meeting.

        Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

        This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about January 28, 2002. The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 2001 ("Fiscal 2001"), including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all stockholders of record as of January 11, 2002. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of January 11, 2002.

ELECTION OF DIRECTORS

        At the Meeting, eight Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

        It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. Except for Dr. Bannon, all of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

        The following are the nominees for election to the Board of Directors and, except for Dr. Bannon, all are current members of the Board of Directors:

Name	Age	Served as a Director Since	Position with the Company
Mark L. Weinstein	48	1998	President, Chief Executive Officer, Chief Financial Officer and Director
James A. Bannon, Pharm.D.	48	—	—
Jeffrey H. Berg, Ph.D.	58	1994	Director
David E. Nowicki, D.M.D.	49	1998	Chairman of the Board and Director
Allan Rubenstein, M.D.	57	2000	Director
David M. Stack	50	2000	Director
Paula B. Stafford	37	2001	Director
James A. Taylor, Ph.D.	62	1994	Director

        The following Director declined to run for re-election and will no longer be a Director of the Company at the conclusion of the Meeting, as his term as a Director of the Company will end contemporaneously with the election of Directors at the Meeting:

Name	Age	Served as a Director Since	Position with the Company
Mark Berger, ChFC	54	1998	Director

        The principal occupations and business experience, for at least the past five years, of each director and nominee is as follows:

        Mr. Weinstein has been a Director of the Company since March 1998 and has served as the President and Chief Executive Officer of the Company since February 1998. Mr. Weinstein has served as the Chief Financial Officer of the Company since January 31, 2000. Mr. Weinstein joined the Company in June 1997 as Senior Vice President, Sales and Marketing and was appointed Interim Chief Executive Officer in December 1997. Prior to joining the Company, from September 1996 to May 1997, he was the Chief Operating Officer of Internet Tradeline, Inc., an internet-based electronic solutions provider. From July 1991 to August 1996, Mr. Weinstein worked for Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation. He held several senior management positions at Medical Economics Company with his last position being President and Chief Operating Officer of the International Group.

        Dr. Bannon is a current nominee to the Board of Directors and has served as General Manager, Covance Periapproval Services, Inc. ("CPS") and Corporate Vice President, Covance Inc. since 1995. Dr. Bannon has more than 23 years experience in healthcare and more than 20 years in medical research with an emphasis on periapproval research. Prior to joining CPS, Dr. Bannon has held various operational positions with the Philadelphia Association for Clinical Trials. He received his Bachelor of Science in Pharmacy and Doctor of Pharmacy degrees at the Philadelphia College of Pharmacy and Science (now the University of Sciences of Philadelphia).

        Dr. Berg has been a Director of the Company since January 1994, has been a senior research analyst for MH Meyerson, a brokerage firm, since September 1994 and has been President of Health Care Insights, a healthcare research and consulting firm, since March 1991. While President of Health Care Insights, from January 1994 to June 1995, Dr. Berg also served as a financial analyst for GKN Securities Corp. ("GKN"), an investment banking firm which served as the underwriter in the Company's June 1992 public offering, and was a financial analyst from March 1992 until December 1992 for The Chicago Corporation, a brokerage firm. Dr. Berg also is a member of the Board of Directors of Allou Health and Beauty Care, LifeQuestMedical, IMX Corporation and Biologix International and is a member of the Compensation Committees of Life Quest Medical and Allou Health and Beauty Care.

        Mr. Berger has been a Director of the Company since September 1998 and has served as Senior Vice President, Managing Director, of Aegis Capital, a brokerage firm, since April 1995 and has been the President of MKB Associates Inc., a financial consulting firm, since 1995. From June 1990 to April 1995, Mr. Berger was Vice President of Seco West Ltd., also a brokerage firm.

        Dr. Nowicki has been a Director of the Company since July 1998 and was appointed Chairman of the Board of Directors of the Company in October 1999. Dr. Nowicki has had a private practice in periodontics and dental implants since September 1981. Dr. Nowicki received his DMD from the University of Medicine and Dentistry of New Jersey in 1976. He completed his postdoctoral training in Periodontology in 1978 and subsequently served on the postgraduate faculty of the University of Medicine and Dentistry of New Jersey as an associate clinical professor until 1994. He has lectured nationally about periodontology, computer imaging for implant surgery, and systems thinking in health care.

        Dr. Rubenstein has been a Director of the Company since July 2000. Dr. Rubenstein is board-certified in neurology and neuroimaging and is currently the Chairman of the Board of both The Cooper Companies, a NYSE listed medical products company, and University HeartScan, a private limited liability company. Dr. Rubenstein has been a Clinical Associate Professor of Neurology at Mount Sinai/NYU Medical Center in New York City since 1981 and a faculty member since 1974. Previously, Dr. Rubenstein was the founder and CEO of a privately held medical imaging company which he sold in 1987.

        Mr. Stack has been a Director of the Company since January 2000. Mr. Stack is currently the President, Chief Executive Officer and Director for The Medicines Company, a publicly traded specialty pharmaceutical company (Nasdaq: MDCO). Since October 1998, Mr. Stack served as President and General Partner of Stack Pharmaceuticals Inc., a firm assisting emerging health care companies in the commercialization of their products. From May 1995 to December 1999, Mr. Stack served as the President and General Manager of Innovex Inc., responsible for the Americas. Innovex Inc. was a commercial solutions company offering a full range of marketing, sales and clinical research capabilities to pharmaceutical and biotechnology customers. From April 1993 to May 1995, Mr. Stack was the Vice President of Business Development and Marketing for Immunomedics, Inc., a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and infectious diseases. From May 1992 to March 1993, Mr. Stack had been the Director of Business Development and Planning for Infectious Disease, Oncology and Virology of Roche Laboratories. Prior to that, he held various other positions with Roche Laboratories for approximately 11 years, and was a retail pharmacist for approximately 3 years after graduating from Albany College of Pharmacy.

        Ms. Stafford has been a Director of the Company since November 2001 and has been the Executive Vice President, Scientific Operations, Clinical Development Services for Quintiles, Inc. since February 2000. From 1997 to 2000, Ms. Stafford was Head of Business Development for Quintiles CRO division in the Americas. Prior to that, Ms. Stafford had various roles within Quintiles and has more than 16 years experience in drug development. Ms. Stafford holds a Bachelor of Science and a Masters in Public Health, both from the University of North Carolina at Chapel Hill, with her specialization in Biostatistics.

        Dr. Taylor has been a Director of the Company since October 1994, has been a partner at Merchant-Taylor International, Inc., a bio-pharmaceutical consulting firm, since May 1995 and has been President of Taylor Associates, a regulatory and product development consulting firm since October 1992. From 1987 to 1992, Dr. Taylor was Vice President and Chief Regulatory Officer of ImmunoGen Inc., a pharmaceutical company. From 1983 to 1987, he was Vice President, Regulatory Affairs of Carter-Wallace, Inc. Prior to that, Dr. Taylor was employed in various capacities by ICI Pharmaceuticals for four years and Pfizer Central Research for 12 years.

        None of the Company's Directors are related to any other Director or to any executive officer of the Company.

        The Company has agreed to take all actions necessary to nominate and cause the election to the Board of Directors of three designees of Covance Inc., a substantial stockholder of the Company. Such obligation terminates at such time as Covance owns less than 200,000 shares of Common Stock. Covance has designated Dr. Bannon as a nominee for Director for the 2002 fiscal year. Covance has reserved all rights under its agreement with the Company for subsequent years.

        On October 25, 2001, the Company consummated the acquisition of assets of the Intelligent Imaging business of Quintiles, Inc., a North Carolina corporation and wholly-owned subsidiary of Quintiles Transnational Corp. ("Quintiles"). In connection with the above acquisition, the Company agreed to take all actions necessary to nominate and cause the election to the Board of Directors one individual designated by Quintiles to serve until the 2003 Annual Meeting of Stockholders. Quintiles has designated Ms. Stafford to serve on the Board of Directors until the 2003 Annual Meeting of Stockholders.

        The Board of Directors recommends that Stockholders vote FOR each of the nominees for the Board of Directors.

Committees and Meetings of the Board

        There were six meetings of the Board of Directors during Fiscal 2001. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director); and (ii) the total number of meetings held by all committees of the Board of Directors on which each such Director served (during the periods such Director served).

        The Board of Directors has two standing committees: the Audit Committee and the Compensation/ISO Committee.

        Audit Committee. The primary responsibilities of the Audit Committee include: (i) evaluating, and recommending to the Board of Directors the engagement of the Company's independent auditors; (ii) reviewing the results of their audit findings; and (iii) monitoring on a periodic basis the internal controls of the Company.

        Each Audit Committee member is an independent member of the Board of Directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. As an independent director of the Board of Directors of the Company, each Audit Committee Member is not an officer or employee of the Company or its subsidiaries or does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The Audit Committee held four meetings during Fiscal 2001. The Audit Committee is currently comprised of Dr. Nowicki and Mr. Berger. Since Mr. Berger is not standing for re-election to the Board of Directors, the Board of Directors intends to appoint Mr. Stack as a member of the Audit Committee immediately after the Meeting.

        Compensation/ISO Committee. The Compensation/ISO Committee makes recommendations concerning salaries and incentive compensation for management and employees of the Company and administered the Company's 1991 Stock Option Plan, as amended (the "1991 Plan") and will administer the 2002 Stock Plan. The Compensation/ISO Committee held two meetings in Fiscal 2001. The Compensation/ISO Committee is currently comprised of Drs. Berg and Taylor.

Report of the Audit Committee

December 11, 2001

To the Board of Directors of Bio-Imaging Technologies, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended September 30, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.

David E. Nowicki, D.M.D.
Audit Committee Chairman

Marc Berger, ChFC
Audit Committee Member

Compensation of Directors

        Each non-employee Director receives annual compensation for serving on the Board of Directors of $10,000, which is to be paid in equal quarterly cash installments, and 15,000 stock options, with an exercise price based on the fair market value of the Company's Common Stock on the date of grant, and such options shall vest one-twelfth (1/12) on each one-month anniversary from the date of grant. Moreover, such options are subject to a pro-rata reduction if a Director attends, with respect to the applicable year, less than seventy-five percent (75%) of all Board of Directors meetings and all meetings of any Committee on which he or she serves. In addition, all Directors were and currently are reimbursed for their expenses for each board meeting and each Compensation/ISO Committee and Audit Committee meeting attended.

        The following Directors were granted options under the 1991 Plan during Fiscal 2001:

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Jeffrey H. Berg, Ph.D.	15,000	March 1, 2001	$0.77
Marc Berger, ChFC	15,000	March 1, 2001	$0.77
David E. Nowicki, D.M.D.	15,000	March 1, 2001	$0.77
Allan Rubenstein, M.D.	15,000	March 1, 2001	$0.77
David Stack	15,000	March 1, 2001	$0.77
Paula B. Stafford	—	—	—
James A. Taylor, Ph.D.	15,000	March 1, 2001	$0.77

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

        Jeffrey H. Berg, Ph.D. was required to report 4,169 options granted on July 1, 2000 with an exercise price equal to $0.66 on a Form 5. Dr. Berg will report such transaction on this year's Form 5 by February 14, 2002.

        Marc Berger, ChFC was required to report 7,024 options granted on July 1, 2000 with an exercise price equal to $0.66 on a Form 5. Mr. Berger will report such transaction on this year's Form 5 by February 14, 2002.

        David Nowicki, D.M.D. was required to report 9,008 options granted on July 1, 2000 with an exercise price equal to $0.66 on a Form 5. Dr. Nowicki will report such transaction on this year's Form 5 by February 14, 2002.

        David Stack was required to report 3,065 options granted on July 1, 2000 with an exercise price equal to $0.66 on a Form 5. Mr. Stack will report such transaction on this year's Form 5 by February 14, 2002.

        James A. Taylor, Ph.D. was required to report 4,169 options granted on July 1, 2000 with an exercise price equal to $0.66 on a Form 5. Dr. Taylor will report such transaction on this year's Form 5 by February 14, 2002.

EXECUTIVE OFFICERS

        The following table identifies the current executive officers of the Company:

Name	Age	Capacities in Which Served	In Current Position Since
Mark L. Weinstein(1)	48	President, Chief Executive Officer and Chief Financial Officer	February 1998
Andrew Reiter(2)	47	Vice President and Managing Director of Bio-Imaging Technologies B.V.	April 1997
Colin G. Miller, Ph.D.(3)	41	Vice President of Business Development	May 1999
David Pitler(4)	46	Vice President of Operations	March 2000

(1)
As of January 31, 2000, Mr. Weinstein assumed the responsibilities of Chief Financial Officer of the Company, in addition to serving as President and Chief Executive Officer.

(2)
Mr. Reiter joined the Company in July 1992 as Director of Clinical Applications Development responsible for the Company's software and systems development and was appointed Vice President and Managing Director of Bio-Imaging Technologies, B.V., the Company's European facility in April 1997. Prior to joining the Company, Mr. Reiter spent 18 years with various pharmaceutical and bio-technology companies in the clinical research and information systems development areas.

(3)
Dr. Miller joined the Company in May 1999 as the Vice President of Business Development when the Company acquired Bona Fide Ltd. In November 2000, Dr. Miller was appointed an executive officer of the Company. Dr. Miller was the Director of Clinical Services at Bona Fide Ltd. from February 1994 until May 1999. Prior to his position at Bona Fide Ltd., Dr. Miller spent 10 years with various pharmaceutical companies and medical facilities in the clinical research area.

(4)
Mr. Pitler joined the Company in March 2000 as the Vice President of Operations. In November 2000, Mr. Pitler was appointed an executive officer of the Company. Mr. Pitler spent fours years, from April 1996 until February 2000, at Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation, as Vice President of Production and formerly as Vice President of Integration. From 1981 to 1996, Mr. Pitler held various positions with information processing companies.

        None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 2001

        The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during Fiscal 2001 and those executive officers of the Company other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2001 (collectively, the "Named Executive Officers") during the three years ended September 30, 2001.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Awards
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Other Annual Compensation ($) (e)		Securities Underlying Options (#) (g)	All Other Compensation ($) (i)
Mark L. Weinstein President, Chief Executive Officer and Chief Financial Officer	2001 2000 1999	190,000 190,000 180,000	22,357 — —	— — —		50,000 150,000 —	— — —
Andrew Reiter Vice President and Managing Director of Bio-Imaging Technologies B.V.	2001 2000 1999	128,000 128,000 120,750	15,061 — —	36,024 36,024 36,024	(2)	10,000 — 15,000	— — —
Colin G. Miller, Ph.D. Vice President of Business Development	2001 2000 1999	130,000 120,000 50,769	15,297 — —	— — —		25,000 — 50,000	— — —
David Pitler Vice President of Operations	2001 2000 1999	120,000 66,923 —	14,120 — —	— — —		10,000 100,000 —	— — —

(1)
The Bonuses received by the Named Executive Officers were paid in November 2001, but earned during Fiscal 2001.

(2)
Mr. Reiter is currently working in the Netherlands. His other compensation represents goods and services and housing differentials paid for cost of living differences between the United States and the Netherlands.

Option Grants in Fiscal 2001

        The following table sets forth information concerning individual grants of stock options made pursuant to the 1991 Plan during Fiscal 2001 to each of the Named Executive Officers. The Company has never granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name (a)	Number of Securities Underlying Options Granted (#) (b)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%) (c)(2)	Exercise or Base Price ($/Sh) (d)	Expiration Date (e)
Mark L. Weinstein(3)	10,000 10,000 10,000 20,000	2.8% 2.8% 2.8% 5.6%	0.66 0.72 1.00 0.80	December 30, 2010 March 30, 2011 June 29, 2011 September 29, 2011
Andrew Reiter(4)	10,000	2.8%	0.77	November 6, 2010
Colin Miller, Ph.D.(4)	25,000	7.0%	0.77	November 6, 2010
David Pitler(4)	10,000	2.8%	0.77	November 6, 2010

(1)
The options were granted as incentive stock options and terminate on the expiration date, subject to earlier termination upon the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

(2)
Based on an aggregate of 355,500 options granted to employees in Fiscal 2001.

(3)
Such options become immediately exercisable on the date of grant.

(4)
Subject to certain criteria, such options become exercisable to the extent of 25% on the date of grant and 25% on each of the first, second and third anniversaries of the date of grant.

Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

        The following table sets forth information concerning each exercise of options during Fiscal 2001 by each of the Named Executive Officers and the fiscal year-end value of unexercised in-the-money options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable (d)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable (e)(1)
Mark L. Weinstein	—	—	335,000/115,000	$29,450/$10,250
Andrew Reiter	—	—	77,083/11,417	$4,818/$863
Colin G. Miller, Ph.D.	—	—	29,583/45,417	$4,154/$5,096
David Pitler	—	—	40,000/70,000	$75/$225

(1)
Based on a fiscal year end fair market value of the underlying securities equal to $0.80.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

        On May 21, 1998, the Company executed an Overseas Assignment Policy with Mr. Reiter (the "Overseas Assignment Agreement") regarding his temporary transfer to the Netherlands whereby the Company agreed to provide a cost of living adjustment and severance pay for Company initiated termination equal to one month of Mr. Reiter's current annual salary for each year of service with the Company, not to exceed six months. The initial agreement with Mr. Reiter was for a period of two years and is renewable on an annual basis for additional one year extensions. During Fiscal 2001, the Company and Mr. Reiter extended the Overseas Assignment Agreement for an additional one year period.

        On January 20, 2000, the Company executed an employment agreement with Mr. Weinstein for a two year period, ending February 1, 2002. The Company is currently negotiating with Mr. Weinstein for a new employment contract. The terms and conditions of the employment agreement are: (i) an annual base salary of $190,000 in addition to certain benefits and perquisites; (ii) bonuses in amounts that are to be determined by the Board of Directors in its sole discretion; (iii) incentive compensation awards from the Company's incentive compensation plans on a basis commensurate with his position and responsibility; (iv) option to lease a car where such payments under the lease (up to $500 per month) will be reimbursed by the Company following any profitable quarter; and (v) continuation of annual salary payments for a period of six (6) months in the event that Mr. Weinstein is terminated from employment with the Company for reasons other than cause, death or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

        There are, as of January 11, 2002, approximately 122 holders of record and 1,176 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of January 11, 2002, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), Named Executive Officers, and (iii) all Directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
(i) Certain Beneficial Owners:
Covance Inc. 210 Carnegie Center Princeton, New Jersey 08540	2,355,000		28.4%
Quintiles, Inc. c/o Quintiles Transnational Corp. 4709 Creekstone Drive Riverbirch Building, STE 200 Durham, NC 27703-8411(3)	1,123,875	(3)	12.0%
Fairview Cemetery of Westfield Corp. 1100 E. Broad Street, Box 850 Westfield, New Jersey 07090	577,574		7.0%
Daniel Posilovich 1729 S. Douglass #C Anaheim, CA 92806	548,000		6.6%
(ii) Directors, Nominees, and Named Executive Officers:
Mark L. Weinstein	511,000	(4)	6.1%
Andrew Reiter	94,250	(5)	1.1%
Colin G. Miller, Ph.D.	49,200	(6)	*
David Pitler	60,000	(7)	*
James A. Bannon, Pharm.D.	—		—
Jeffrey H. Berg, Ph.D.	67,860	(8)	*
Marc Berger, ChFC	149,529	(9)	1.8%
David E. Nowicki, D.M.D.	121,484	(10)	1.5%
Allan Rubenstein, M.D.	25,000	(11)	*
David M. Stack	170,470	(12)	2.1%
Paula B. Stafford	—		—
James A. Taylor, Ph.D.	61,967	(13)	*
(iii) All Directors and executive officers as a group (11 persons)	1,310,760	(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)	14.4%

*
Less than 1%

(1)
Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.

(2)
Applicable percentage of ownership is based on 8,278,141 shares of Common Stock outstanding, plus any Common Stock equivalents and options or warrants held by such holder which are presently exercisable or will become exercisable within 60 days after January 11, 2002.

(3)
Quintiles, Inc. is a wholly-owned subsidiary of Quintiles Transnational Corp. Both companies claim beneficial ownership and sole investment power of the 1,123,875 shares. The beneficial ownership is derived from a convertible promissory note with a principal amount outstanding of $1,000,000. Interest accrues on the convertible promissory note at the 3-month London Interbank Offering Rate ("LIBOR") plus 300 basis points. The convertible promissory note is: (i) payable in quarterly installments with respect to fifty percent (50%) of the aggregate principal amount, together with accrued but unpaid interest on the entire outstanding principal amount; (ii) matures thirty-six (36) months from the date of issuance; and (iii) is convertible, in whole or in part, by Quintiles, Inc. any time prior to maturity into Common Stock. The number of stated shares beneficially owned by Quintiles, Inc. is the maximum shares (using the LIBOR rate as of January 11, 2002) that the convertible promissory note may be converted into 60 days after January 11, 2002. This calculation was accomplished by dividing the outstanding principal balance on January 11, 2002 ($1,000,000), plus all accrued and unpaid interest as of 60 days after January 11, 2002 by $0.906.

(4)
Includes 382,500 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002. Excludes 67,500 shares underlying options which become exercisable over time after such period.

(5)
Includes 82,250 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002. Excludes 16,250 shares underlying options which become exercisable over time after such period.

(6)
Represents 45,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002. Excludes 50,000 shares underlying options which become exercisable over time after such period.

(7)
Represents 60,000 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after January 11, 2002. Excludes 70,000 shares underlying options which become exercisable over time after such period.

(8)
Represents 67,860 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after January 11, 2002.

(9)
Includes 50,000 shares owned indirectly by Mr. Berger in the MKB Associates Inc. Profit Sharing Account and 50,000 shares owned indirectly by Mr. Berger in the MKB Associates Inc. Pension Fund Account, of which Mr. Berger is the beneficial owner, 600 shares owned directly by Mr. Berger in his Individual Retirement Account and 23,929 shares owned directly by Mr. Berger. Includes 25,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002.

(10)
Includes 44,484 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002.

(11)
Represents 25,000 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after January 11, 2002.

(12)
Includes 47,500 shares owned directly by Mr. Stack, and 25,000 shares owned by his wife, Christine Stack, and 68,000 shares owned by a trust established for the benefit of his minor children, of which Mr. Stack is the beneficial owner of all of such shares. Includes 29,970 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after January 11, 2002.

(13)
Represents 61,967 shares issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after January 11, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Covance

        On October 13, 1994, the Company and Covance Inc. entered into an agreement whereby Covance purchased: (i) 2,355,000 shares of the Company's Common Stock; (ii) a warrant to purchase 250,000 shares of Common Stock with an initial exercise price of $1.25 per share; and (iii) a warrant to purchase 250,000 shares of Common Stock with an initial exercise price of $1.50 per share (the "Warrants"), for an aggregate purchase price of $1,819,500. The Warrants expired on October 13, 1998 without being exercised. Pursuant to the above agreement, the Company has agreed to take all actions necessary to nominate and cause the election to the Board of Directors of up to three designees of Covance, Inc. Covance, Inc. has designated Dr. Bannon to serve on the Company's Board of Directors until the 2003 Annual Meeting of Stockholders.

Transactions with Quintiles, Inc.

        On October 25, 2001 (the "Closing Date"), the Company consummated the acquisition (the "Acquisition") of assets of the Intelligent Imaging business ("Intelligent Imaging") of Quintiles, Inc., a North Carolina corporation and wholly-owned subsidiary of Quintiles Transnational Corp. ("Quintiles"). The assets acquired included Intelligent Imaging's customer contracts, equipment, permits, leases and proprietary rights. In consideration for the assets purchased, the Company made payment to Quintiles of an aggregate purchase price consisting of $1,000,000 in the form of an unsecured, subordinated convertible promissory note, dated as of October 25, 2001, made by the Company payable to Quintiles (the "Note") in the principal amount equal to $1,000,000 with interest per annum equal to the rate in effect on the business day immediately prior to the date on which payments are due under the Note equal to the Three-Month London Interbank Offering Rate as published from time to time in the Wall Street Journal plus 300 basis points, compounded annually based on a 365-day year. The Note, which is payable in quarterly installments with respect to fifty percent (50%) of the aggregate principal amount, together with all accrued and unpaid interest on the entire outstanding principal amount, matures thirty-six (36) months from the Closing Date and is convertible, in whole or in part, by Quintiles any time prior to maturity into Common Stock. The number of shares of Common Stock into which the Note may be converted is calculated by dividing the outstanding principal balance of the Note ($1,000,000 as of the Closing Date), plus all accrued and unpaid interest thereon, by the greater of: (i) 75% of the average closing price of the Company's Common Stock over the ten consecutive trading days ending prior to the date of conversion; or (ii) $0.906 per share. Accordingly, as of the Closing Date, the Note was convertible into a maximum of 1,103,753 shares of Common Stock. The Company may pay Additional Consideration in accordance with the provisions as set forth in the Asset Purchase Agreement (the maximum number of shares to be issued to Quintiles pursuant to such provision is 646,247 shares of Common Stock which is to be paid no later than February 15, 2003). The Company also assumed certain liabilities of Intelligent Imaging, including all obligations of Intelligent Imaging arising after the Closing Date under certain contracts and unearned income reflected on the closing balance sheet, except for certain retained liabilities.

        Pursuant to the above Acquisition, the Company has agreed to take all actions necessary to nominate and cause the election to the Board of Directors one individual designated by Quintiles to serve until the 2003 Annual Meeting of Stockholders. Quintiles has designated Ms. Stafford to serve on the Board of Directors until the 2003 Annual Meeting of Stockholders.

APPROVAL OF 2002 STOCK INCENTIVE PLAN

        On January 13, 2002, the Board of Directors of the Company adopted, subject to stockholder approval, the 2002 Stock Incentive Plan (the "2002 Plan"). Up to 950,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2002 Plan.

        The 2002 Plan is intended to replace the Company's 1991 Plan, which expired by its terms on December 17, 2001. As of December 17, 2001, options to purchase 2,004,960 shares of Common Stock were outstanding under the 1991 Plan and an additional 115,565 shares were reserved for future option grants. On the expiration of the 1991 Plan on December 17, 2001, all then outstanding options remained in effect, but no additional option grants may be made under the 1991 Plan.

        The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

        Accordingly, the Board of Directors believes adoption of the 2002 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the 2002 Plan.

Description of the 2002 Plan

        The following is a brief summary of the 2002 Plan, a copy of which is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2002 Plan.

  Types of Awards

        The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards (collectively, "Awards").

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2002 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker; (ii) surrender to the Company of shares of Common Stock; (iii) delivery to the Company of a promissory note; (iv) any other lawful means; or (v) any combination of these forms of payment.

        Restricted Stock Awards.    Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Such conditions to repurchase the restricted stock Awards may be based on performance goals set by the Board of Directors or a committee delegated authority by the Board of Directors. The performance goals which the Board of Directors (or a committee delegated authority by the Board) may establish with respect to any restricted stock Award may include any one or more of the following factors: (i) earnings per share, (ii) return on average equity or average assets with respect to a predetermined peer group,

(iii) earnings, (iv) earnings growth, (v) revenues, (vi) expenses, (vii) stock price, (viii) market share, (ix) return on sales, assets, equity or investment, (x) regulatory compliance, (xi) improvement of financial ratings, (xii) achievement of balance sheet or income statement objectives, (xiii) economic value added, (xiv) total shareholder return, (xv) net operating profit after tax, (xvi) pre-tax or after-tax income, (xvii) cash flow, (xviii) market value added, (xix) productivity, or (xx) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, including a predetermined peer group. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the disposition of discontinued operations, (iii) the cumulative effects of changes in accounting principals, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to the plan participant or the department, branch, line of business, subsidiary or other unit in which the plan participant works and may cover such period (not shorter than one year) as may be specified by the Board of Directors or any committee or executive officer that the Board of Directors has delegated such authority.

  Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2002 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its corporate subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2002 Plan may not exceed 200,000 shares per calendar year.

  Plan Benefits

        As of January 11, 2002, approximately 155 persons were eligible to receive Awards under the 2002 Plan, including the Company's four executive officers and seven non-employee directors. The granting of Awards under the 2002 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On January 11, 2002, the last reported sale price of the Company Common Stock on the NASD OTC Bulletin Board was $1.20.

  Administration

        The 2002 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 Plan and to interpret the provisions of the 2002 Plan. Pursuant to the terms of the 2002 Plan, the Board of Directors may delegate authority under the 2002 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors may authorize the Compensation Committee to administer certain aspects of the 2002 Plan, including the granting of options to executive officers, and may authorize one or more executive officers the authority to grant options to employees who are not executive officers.

        Subject to any applicable limitations contained in the 2002 Plan, the Board of Directors the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price, repurchase price, and the establishment of specified performance goals as a condition to repurchase.

        The Board of Directors is required to make appropriate adjustments in connection with the 2002 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 Plan also contains provisions addressing the consequences of any Reorganization Event, (as defined in the 2002 Plan). Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2002 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Amendment or Termination

        No Award may be made under the 2002 Plan after January 12, 2012, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2002 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders to the extent that stockholder approval is required by Section 162(m).

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2002 Plan and with respect to the sale of Common Stock acquired under the 2002 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling ISO Stock will vary depending on the length of time that the participant owned the ISO Stock at the time it is sold. If the participant sells ISO Stock more than two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

        If the participant sells ISO Stock for more than the exercise price prior to satisfying the above waiting periods (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

        If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Non-statutory Stock Options

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

        With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

        A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes a valid election under Section 83(b) of the Code ("Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

        Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  Tax Consequences to the Company

        The grant of an Award under the 2002 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2002 Plan will have any tax consequences to the Company. The Company or its parent or subsidiary, as the case may be, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2002 Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On November 6, 2001, the Board of Directors changed its fiscal year end from September 30 to December 31. The Company, subject to stockholder approval, has retained Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2002. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

        One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

Independent Auditors Fees and Other Matters

  Audit Fees.

        Arthur Andersen LLP billed the Company an aggregate of $62,400 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the last fiscal year.

  Financial Information Systems Design and Implementation Fees.

        Arthur Andersen LLP did not bill the Company for any professional services rendered for the most recent fiscal year in connection with financial information systems design of implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees.

        Arthur Andersen LLP billed the Company an aggregate of $35,500 in other fees. This included $16,000 in audit-related fees and $19,500 in other fees. Audit-related fees include due diligence services pertaining to the asset purchase of the Intelligent Imaging business of Quintiles, Inc. and the other fees were primarily tax services.

STOCKHOLDERS' PROPOSALS

        Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 31, 2002.

OTHER MATTERS

        The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

        The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

        BIO-IMAGING TECHNOLOGIES, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED SEPTEMBER 30, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON JANUARY 11, 2002 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                    By Order of the Board of Directors

                    William J. Thomas
                     Secretary

Newtown, Pennsylvania
January 28, 2002

Appendix A

BIO-IMAGING TECHNOLOGIES, INC.

2002 STOCK INCENTIVE PLAN

1.    Purpose

        The purpose of this 2002 Stock Incentive Plan (the "Plan") of Bio-Imaging Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.    Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board, a Committee of the Board, or the executive officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officers. So long as the common stock of the Company, $0.00025 par value per share (the "Common Stock"), is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.

        (c)    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine; provided, that, the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by

Rule 3b-7 under the Exchange Act) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.    Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 7, Awards may be made under the Plan for up to 950,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5.    Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that for an Incentive Stock Option, the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted (or 110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a "10% Shareholder")).

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years (or 5 years in the case of a 10% Shareholder in order to qualify as an Incentive Stock Option).

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

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        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2)  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)  so long as the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.    Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Without intending to limit the generality of the preceding sentence, the Board may establish the satisfaction of performance goals consistent with Section 6(d) as a condition for repurchase (or forfeiture) (such that the Restricted Stock Award qualifies as excluded income under Section 162(m)).

        (c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

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        (d)    Performance Goals.    The performance goals which the Board may establish with respect to any Restricted Stock Award may include any one or more of the following factors: (i) earnings per share, (ii) return on average equity or average assets with respect to a predetermined peer group, (iii) earnings, (iv) earnings growth, (v) revenues, (vi) expenses, (vii) stock price, (viii) market share, (ix) return on sales, assets, equity or investment, (x) regulatory compliance, (xi) improvement of financial ratings, (xii) achievement of balance sheet or income statement objectives, (xiii) economic value added, (xiv) total shareholder return, (xv) net operating profit after tax, (xvi) pre-tax or after-tax income, (xvii) cash flow, (xviii) market value added, (xix) productivity, or (xx) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, including a predetermined peer group. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the disposition of discontinued operations, (iii) the cumulative effects of changes in accounting principals, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period (not shorter than one year) as may be specified by the Board.

7.    Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

        (b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

        (c)    Reorganization Events.

          (1)  Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity (which is not an "affiliate as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; (b) any merger, consolidation or other transaction in which the stockholders of the Company who control greater than 50% of the capital stock of the Company prior to the transaction beneficially owns less than 50% of the outstanding capital stock of the Company after such transaction; (c) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (which is not an "affiliate" as defined in Rule 144 under the Securities Act); or (d) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          (2)  Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or

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  equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

          (3)  Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.    General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine; provided, that, such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided, that, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.    Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

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        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)).

        (e)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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BIO-IMAGING TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

       The undersigned hereby constitutes and appoints Mark L. Weinstein and Maria T. Kraus, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Bio-Imaging Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania, on Wednesday, February 27, 2002, at 9:00 A.M., local time, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS.

        Nominees:  James A. Bannon, Pharm.D.; Jeffrey H. Berg, Ph.D.; David E. Nowicki, D.M.D.; Allan Rubenstein, M.D.; David M. Stack; Paula B. Stafford; James A. Taylor, Ph.D.; and Mark L. Weinstein.

(Mark one only)

VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any). / /

VOTE WITHHELD from all nominees. / /

2.  APPROVAL OF PROPOSAL TO ADOPT THE 2002 STOCK INCENTIVE PLAN FOR BIO-IMAGING TECHNOLOGIES, INC.

/ /  FOR / /  AGAINST / /  ABSTAIN

(continued and to be signed on reverse side)

3.  APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

/ /  FOR / /  AGAINST / /  ABSTAIN

4.  In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                                Dated:____________________

                                Signature of stockholder

                                Signature of stockholder if held jointly

                                This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

I will / / will not / / attend the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

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BIO-IMAGING TECHNOLOGIES, INC. 826 Newtown-Yardley Road Newtown, Pennsylvania 18940-1721
BIO-IMAGING TECHNOLOGIES, INC. 826 Newtown-Yardley Road Newtown, Pennsylvania 18940-1721
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held February 27, 2002
BIO-IMAGING TECHNOLOGIES, INC. 826 Newtown-Yardley Road Newtown, Pennsylvania 18940-1721
PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF 2002 STOCK INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDERS' PROPOSALS
OTHER MATTERS
GENERAL
BIO-IMAGING TECHNOLOGIES, INC. 2002 STOCK INCENTIVE PLAN